UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 11, 2005

Ciphergen Biosystems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

6611 Dumbarton Circle Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.                                       Entry into a Material Definitive Agreement.

Ciphergen Biosystems, Inc.  (the “Company”) approved an Offer Letter appointing James P. Merryweather to the position of Executive Vice President of Pharmaceutical Corporate Development. A description of this arrangement has been provided below in Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Form 8-K.

Item  5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  On March 10, 2005, the Board of Directors approved the appointment of James P. Merryweather to the position of Executive Vice President of Pharmaceutical Corporate Development. Dr. Merryweather is 54 years old.  Prior to joining the Company, Dr. Merryweather worked at Incyte Corporation, a biopharmaceutical company, from March 1999 to January 2004, where he most recently served as Executive Vice President, Business Development & Commercial Operations.  From April 1997 to December 1998, he served at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, most recently as Vice President, Project Management. From November 1992 to September 1996, he served most recently as Director, Chiron Biocine Project Management at Chiron Corporation, a biotechnology firm.  Dr. Merryweather holds a Ph.D. in Biochemistry from Washington State University, Pullman, and a B.S. in Chemistry from Northern Illinois University, DeKalb.

The Offer Letter provides for Dr. Merryweather to remain an at-will employee of the Company and to receive salary, bonus and benefits as determined in the discretion of the Board of Directors of the Company.  The Offer Letter also provides for Dr. Merryweather to receive certain benefits if within the twelve-month period following a change of control of the Company he resigns for good reason or is terminated by the Company or its successor other than for cause. Upon such qualifying resignation or termination, Dr. Merryweather will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twelve months; the acceleration in full of vesting of options for Company common stock held by Dr. Merryweather; and continued health benefits until the earlier of twelve months following the date of termination or resignation, or the date Dr. Merryweather obtains employment with similar health benefits.

Dr. Merryweather has also agreed to the Company’s standard form of Indemnification Agreement.  The Company’s form of Indemnification Agreement attempts to provide directors and officers of the Company with the maximum protection permitted by Delaware law as it may be amended from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: March 16, 2005	By:	/S/ WILLIAM E. RICH
William E. Rich
President and Chief Executive Officer